Exhibit 10.26

IMPCO TECHNOLOGIES, INC.

COMMON STOCK WARRANT

EFFECTIVE DATE: April 15, 2003

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE SECURITIES ADMINISTRATOR OF THE STATE OF DELAWARE OR THE SECURITIES AUTHORITIES OF ANY OTHER JURISDICTION, AND NO INTEREST HEREIN MAY BE OFFERED, SOLD, DISTRIBUTED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS COVERING ANY TRANSACTION INVOLVING THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF; OR (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER ACCEPTABLE TO THE COMPANY IN FORM, CONTENT AND MAKER TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Warrant

To Purchase Shares of Common Stock of

IMPCO Technologies, Inc.

For value received, IMPCO Technologies, Inc., a Delaware corporation (the “Company”), grants to                      (the “Initial Holder” and any subsequent Holder), the right, subject to the terms of this Warrant, to purchase at any time during the Exercise Period, the Underlying Shares at the Price, subject to the price adjustment terms contained in Section 8.1 below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in Section 1.

Section 1. Definitions.

As used in this Warrant, unless the context otherwise requires:

1.1 “Common Stock” means the common stock of the Company as constituted on the date of this Warrant.

1.2 “Exercise Period” has the meaning set forth in Section 2.1.

1.3 “Expiration Date” means the earlier of (a) April 15, 2008; or (b) consummation of a merger, reorganization, or sale of substantially all of the assets of the Company.

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1.4 “Holder” means the Initial Holder and any permitted transferees of all or a portion of this Warrant or of the Underlying Shares, as the context may require.

1.5 “Price” means $3.12 per share, as adjusted pursuant Section 8 hereof.

1.6 “Securities Act” means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

1.7 “Underlying Shares” means one hundred thousand (100,000) shares of Common Stock for every one million dollars ($1,000,000) of gross proceeds raised by the Company from the sale of promissory notes pursuant to that certain Note Purchase Agreement dated April 15, 2003 (the “Note Purchase Agreement”) (as adjusted pursuant to the terms of this Warrant).

1.8 “Warrant” means this Warrant and any warrants issued upon transfer, division or combination hereof, or in substitution herefor.

Section 2. Duration and Exercise of Warrant.

2.1 Exercise Period. This Warrant may be exercised at any time during the period commencing on the date of this Warrant and ending on the Expiration Date (the “Exercise Period”).

2.2 Method of Exercise. Subject to the provisions of Sections 2.4, 2.5 and 9 below, this Warrant may be exercised by the Holder, in whole or in part, by (i) tendering to the Company payment of the aggregate Price for the number of Underlying Shares to be purchased, (ii) surrendering this Warrant to the Secretary of the Company at its address as identified in Section 10.2 below, and (iii) executing and delivering to the Secretary of the Company a Notice of Exercise in the form attached as Exhibit A. Upon receipt by the Company of the foregoing documents and instruments, and subject to satisfaction of the conditions set forth herein, this Warrant shall be deemed to have been exercised and certificates respecting the Underlying Shares shall be deemed to have been issued regardless of whether certificates representing the Underlying Shares have been issued or delivered to the Holder.

2.3 Certificates. Within a reasonable time, but no more than thirty (30) days after any exercise of this Warrant, certificates or other reasonably satisfactory indicial of stock ownership representing the Underlying Shares obtained by such exercise shall be delivered to the Holder.

2.4 Securities Act Compliance. Unless the transfer of this Warrant or the Underlying Shares has been registered under the Securities Act, as a condition of its delivery of a Warrant or certificates for the Underlying Shares, the Company may require the Holder (including the transferee in whose name the Warrant or the Underlying Shares are to be registered) to deliver to the Company an opinion of counsel satisfactory to the Company in form, content and maker, to the effect that the proposed transaction is exempt from registration. The Company may place conspicuously upon each certificate or other instrument representing the Underlying Shares a legend substantially in the form of the legend contained on the first page of

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this Warrant, and may issue stop transfer instructions to the Company’s transfer agent or agents in respect of the Underlying Shares.

2.5 Payment of Taxes. The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery of Underlying Shares.

Section 3. Validity and Reservation of Underlying Shares.

The Company covenants that this Warrant is, and all Underlying Shares issued upon exercise hereof will be, validly issued, fully paid, nonassessable and free of preemptive rights. The Company agrees that, during the Exercise Period, the Company will have authorized and reserved for issuance upon exercise of Warrants a sufficient number of Underlying Shares to provide for exercise in full of the Warrants.

Section 4. Fractional Shares.

No fractional shares shall be issued upon the exercise of the Warrant. As to any final fraction of a share which the Holder of the Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder in cash the fair market value of such fractional share.

Section 5. Limited Rights of Warrant Holder.

Until exercise of this Warrant the Holder shall not, solely by virtue of being the Holder of the Warrant, have any of the rights of a holder of Common Stock, either at law or equity. Following exercise of the Warrant in whole or in part, the Holder or the Holder’s permitted assigns shall for all purposes be deemed the holder or holders of record of the shares issued upon such exercise or partial exercise.

Section 6. Registration Rights.

6.1 Scope. Within 210 days following the closing of the transactions described in the Note Purchase Agreement, the Company shall prepare and file with the Securities and Exchange Commission a registration statement registering all of the Underlying Shares for resale under the Securities Act, and shall use its reasonable efforts to maintain the effectiveness of such registration statement for so long as this Warrant or the Underlying Shares remain outstanding.

6.2 Registration in Connection with Other Offering. The Company may satisfy its obligations under Section 6.1 by including the Underlying Shares in a registration statement filed by the Company in connection with a public offering of securities by the Company or by any other security holder of the Company. In the event such an offering is an underwritten offering, the Holder and the Company (and any other security holders proposing to distribute their securities in such offering) shall enter into an underwriting agreement in a form satisfactory to the Company and the representatives of the underwriter or underwriters selected by the Company for such underwriting.

6.3 Cutback; Market Standoff.

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(a) Notwithstanding any other provisions of this Section 6, if the representatives of the underwriters determine in good faith that market factors make it advisable to limit the number of the Underlying Shares to be included in the underwriting, the number of such Underlying Shares, if any, that may be included in the underwriting on behalf of the Holder shall be the product of (i) the total number of Underlying Shares the Holder actively sought to include in the underwriting, multiplied by (ii) a fraction, (A) the numerator of which is the total number of Underlying Shares the Holder actively sought to include in the underwriting, and (B) the denominator of which is all shares to be sold in the offering by persons other than the Company. If, and to the extent, the securities to be sold in the underwriting shall be of a class other than the Underlying Shares, the parties shall collaborate in good faith to determine an equitable apportionment of the number of Underlying Shares, if any, to be included in the offering.

(b) The limitations on amount imposed by Section 6.3(a) above may be used no more frequently than once in any twelve month period; provided that in the event an underwritten offering occurs and the limitations of Section 6.3(a) so imposed, no breach of Section 6.1 shall be deemed to have occurred so long as, within six months following the effective date of the registration statement for the offering in which Section 6.3(a) is invoked, the Company shall have filed a registration statement relating to the sale of the Underlying Shares.

(c) If requested by the Company and an underwriter of an offering of the Company’s equity securities on or before the date of a registration statement relating to the resale by the Holder of the Underlying Shares, the Holder hereby agrees not to sell or otherwise transfer or dispose of any of the Company’s common stock (including without limitation the Underlying Shares) that it holds or may hold for a period of 180 days (or such other number of days as the underwriters may require) following the effective date of the registration statement relating to such offering. The Holder further agrees to execute and deliver to or for the benefit of the Company’s underwriters any instrument or other document reasonably appropriate to evidence the Holder’s acknowledgement of such restrictions.

Section 7. Exchange, Transfer or Loss of Warrant.

7.1 Transfer, Division and Combination. Subject to Sections 2.4, 2.5 and 9, this Warrant may be transferred, and the transfer will be registered on the books of the Company upon surrender hereof, together with a copy of a completed and duly executed Form of Assignment in the form of Exhibit B. Upon such surrender the Company shall, subject to Sections 2.4, 2.5 and 9, execute and deliver replacement Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of transfer, and this Warrant shall be deemed to have been canceled without further action on the part of any person.

7.2 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a replacement Warrant of like denomination.

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7.3 Ownership of Warrants. The Company may deem and treat as the Holder for all purposes the person in whose name this Warrant is registered, notwithstanding any notations of ownership or writing on this Warrant or on any other instrument made by any person or entity other than the Company, and shall not be affected by any notice to the contrary.

Section 8. Adjustments. Except as set forth in Section 8.4 hereof, if the Company shall issue or sell any shares of Common Stock or any security convertible into or exchangeable for Common Stock (any such security a “Common Stock Equivalent”) at a price per share which is less than the Price in effect immediately prior to such issuance or sale (taking into account any adjustments previously made pursuant to this Section 8), then the Company shall make adjustments to the Price and number of shares of Underlying Shares which may be acquired upon exercise of this Warrant in accordance with the provisions of this Section 8.

8.1 Adjustment Formula.

(a) Stock Splits, Stock Dividends and Recombinations. If the Company shall issue any shares of Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either such case, the Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Underlying Shares shall be proportionately increased; and conversely, if the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the Price in effect before such combination shall be proportionately increased and the number of shares of Underlying Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased.

(b) Certain Issuances of Common Stock or Common Stock Equivalents. If the Company shall issue any shares of Common Stock at a price less than the Price then in effect, or shall issue any Common Stock Equivalents with a conversion or exercise price less than the Price then in effect, then, and in each such event, the Price shall be reduced by the product of the Price then in effect, multiplied by a fraction:

(i) the numerator of which shall be the result of (A) the total amount of consideration received (in the case of Common Stock) or to be received (upon the exercise or conversion of Common Stock Equivalents) in such transaction, divided by (B) the total number of shares of Common Stock plus the total number of shares of Common Stock Equivalents sold in such transaction; and

(ii) the denominator of which shall be the results of (A) the total amount of consideration to be received upon exercise of this Warrant, plus the total amount of consideration to be received upon exercise or conversion of any and all other warrants issued by the Company as of the date hereof and not theretofore exercised, divided by (B) the total number of shares of Common Stock issuable upon the exercise of this Warrant, plus the total number of shares of Common Stock issuable upon exercise of any and all other warrants issued by the Company as of the date hereof and not theretofore exercised.

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(c) Notice of Adjustment. Upon each adjustment in the Price pursuant to this Section 8.1, the number of shares of Underlying Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Price by a fraction, the numerator of which shall be the Price immediately prior to such adjustment and the denominator of which shall be the Price immediately thereafter. Within five (5) days after each such adjustment, the Secretary of the Company shall so notify the Holder.

8.2 Calculation of Shares Issuable and Consideration Received or to be Received. For the purposes of this Section 8, if the Company shall issue or sell any Common Stock Equivalents (except as set forth in Section 8.4 hereof), the maximum total number of shares of Common Stock issuable upon exercise of such rights or the exchange and conversion of such Common Stock Equivalents shall thereupon be deemed to have been issued and to be outstanding, and the consideration received by the Company therefor shall be deemed to include the sum of the consideration actually received for the issue of such rights, plus the minimum additional consideration payable upon the exercise of such rights or the exchange and conversion of such Common Stock Equivalents. No further adjustment of the Price adjusted upon the issuance of such rights shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any rights or the exchange and conversion of such Common Stock Equivalents. If the provisions of any rights described in this Section 8 with respect to the Price of shares of Common Stock or the number of shares purchasable shall change or expire or if the Price thereunder shall decrease or the number of shares purchasable thereunder increase, any adjustment previously made hereunder for such rights with respect to Underlying Shares not yet purchased shall be readjusted as of the date of issuance of such rights to such as would have obtained on the basis of the rights as modified by such change or expiration (except for the operation of any anti-dilutive provisions thereof).

8.3 Non-Cash Consideration. In case the Company shall issue shares of its Common Stock or Common Stock Equivalents for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company. In case Common Stock shall be deemed to have been issued upon the issuance by the Company of any right to acquire such Common Stock in connection with the issue or sale of other securities or assets of the Company, together comprising one integrated transaction, such rights shall be deemed to have been issued for a price equal to the price of the Common Stock issued in such transaction, or if there is no such issuance, then equal to the price of the securities so issued (on an as-converted basis on the date of issuance). Consideration received by the Company for issuance of its Common Stock shall be determined in all cases (except for purposes of the definition of Qualified Public Offering) without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith which are reasonable and customary with respect to that particular transactions.

8.4 Exceptions to Anti-Dilution. Notwithstanding anything herein to the contrary, no adjustment to the Price or number of shares of Underlying Shares which may be acquired upon the exercise of this Warrant shall be made by reason of:

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(a) any Common Stock Equivalents outstanding on the date hereof, provided, however, that if any terms or conditions of any Common Stock Equivalents outstanding on the date hereof are subsequently modified such Common Stock Equivalents shall be deemed to have been issued on the date of such modification for purposes of Section 8(a) hereof; or

(b) the issuance of common stock options presently authorized for issuance, but unissued, under the Company’s incentive and/or nonqualified stock option plans now existing or hereafter approved by the Company’s board of directors, or the issuance of shares of Common Stock upon the exercise of such options.

8.5 Merger; Reorganization. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets (“Substituted Property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Underlying Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Warrant and had received upon exercise of this Warrant the Underlying Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

8.6 Equitable Adjustment. If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Paragraphs 8.4 or 8.5 hereof, but which should result in an adjustment in the Price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the Holder, a proportionate adjustment in such purchase rights shall be made by the Company.

Section 9. Transfer Restrictions.

(a) This Warrant may be assigned, transferred, hypothecated or sold only in accordance with Section 9(b) below, and only upon the assignee hereof entering into a written agreement with the Company agreeing to become bound by the terms of this Warrant as a Holder. Any such assignment or transfer shall be made by surrender of this Warrant to the Company or its transfer agent, if any, together with delivery of (i) the form of assignment attached hereto as Exhibit B, and (ii) funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the permitted assignee and this Warrant shall promptly be canceled.

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(b) This Warrant and the Underlying Shares may not be sold or otherwise transferred except as follows:

(i) in a transaction that, in the written opinion of counsel satisfactory to the Company as to form, content and maker, is exempt from registration under the Securities Act and the securities laws of any state and, in which, in the opinion of such counsel, the delivery of a current prospectus or offering circular with respect thereto is not required; or

(ii) to any person upon delivery of a prospectus or offering circular then meeting the requirements of the Securities Act and applicable securities laws of other jurisdictions relating to such securities (as to which a registration statement or notification under the Securities Act and applicable securities laws of other jurisdictions shall then be in effect) and the offer and sale thereof.

Section 10. Miscellaneous.

10.1 Investment Intent; Representations of Holder. The Holder, by acceptance of this Warrant, represents and warrants to the Company that (a) he is acquiring this Warrant, and will acquire the Common Stock issuable upon the exercise hereof, for his own account for investment purposes only, and (b) that he has no present intention to resell or otherwise dispose of all or any part of this Warrant or the Common Stock issuable upon the exercise of this Warrant. Further, the Holder, by acceptance of this Warrant, acknowledges that he has been advised by the Company that neither this Warrant nor the shares of Common Stock to be issued upon exercise of this Warrant have been registered under the Securities Act of 1933 or applicable state securities laws and that, as such, neither this Warrant nor the shares of Common Stock issuable upon the exercise of this Warrant may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily) other than pursuant to registration under federal and state securities laws or the availability of an exemption from such registration. The Holder further understands and agrees that the availability of an exemption from registration shall be determined by the Company and may be conditioned on the receipt by the Company of an opinion of counsel acceptable to the Company as to the availability of such exemption. The Holder also understands and agrees that the Company may further condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom any Warrant Securities are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any shares of Warrant Securities shall be stamped with appropriate legends setting forth these restrictions on transferability.

10.2 Successors and Assigns. All the covenants and provisions of this Warrant which are by or for the benefit of the Holder shall bind and inure to the benefit of its successors and permitted assigns hereunder. Holder shall have the right to retain or transfer this Warrant or the Underlying Shares as provided herein.

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10.3 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder shall be sufficiently given or made 3 days after being sent by first-class mail, return receipt request, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

IMPCO Technologies, Inc.

Attn: Corporate Secretary

16804 Gridley Place

Cerritos, CA 90703

or, if to the Holder:

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be sufficiently given or made three days after being sent to the Holder by first-class mail, return receipt requested, postage prepaid, addressed to its last known address as it shall appear on the books of the Company, until another address is designated in writing.

10.4 Applicable Law. Other than with respect to the provisions of the Delaware General Corporation Law applicable to securities issued by a corporation formed and governed under such law, the interpretation and performance of this Warrant shall be governed by the laws of the State of California applicable to contracts wholly negotiated and performed in that State and without reference to the choice of law principles thereof.

10.5 Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

10.6 Severability. If any provision of this Warrant is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions. If and to the extent that applicable law confers any rights or imposes any duties inconsistent with or in addition to any of the provisions of this Warrant, the affected provision shall be considered amended to conform to such law.

[SIGNATURE PAGE FOLLOWS]

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DATED: April 15, 2003.

IMPCO TECHNOLOGIES, INC.

By:
Title:

HOLDER

By:
Print Name:

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EXHIBIT A

NOTICE OF EXERCISE

(To Be Executed by the Holder to

Exercise Warrant in Whole or in Part)

TO: IMPCO TECHNOLOGIES, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase                      shares of the Common Stock and tenders payment with this exercise form to the order of IMPCO Technologies, Inc. in the amount of $                    .

The undersigned requests that certificates for such shares of common stock be issued and delivered as follows:

Name:

Address:

Deliver to:

Address:

and, if the purchased shares of Common Stock are not all of the shares of common stock purchasable under the Warrant, that a new Warrant for the purchase of the remaining Underlying Shares evidenced by such Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:

Dated:	,

Signature:

Note:	Signature must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration.

EXHIBIT B

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              the right to purchase                  shares of Common Stock evidenced by the attached Warrant, and appoints                              to transfer the same on the books of IMPCO Technologies, Inc. with the full power of substitution in the premises.

Dated:	,

By:

Title:

Note:	The signature must conform in all respects to the name of Holder as specified on the face of the attached Warrant without alteration, and the signature must be guaranteed in the usual manner.

Signature Guaranteed: